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                            CONSENT OF INDEPENDENT
                         CERTIFIED PUBLIC ACCOUNTANTS

Cardiac Control Systems, Inc.
Palm Coast, Florida

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated June 1, 1995, relating to the financial statements and schedule of Cardiac Control Systems, Inc. which are contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                            /s/ BDO SEIDMAN, LLP

                                                BDO Seidman, LLP

Orlando, Florida
July 24, 1995